IntelGenx Technologies Corp. announces closing of private placement

Saint Laurent, Quebec. - (March 28, 2008) - IntelGenx Technologies Corp. (the “Company”) (OTCBB:IGXT) announced today that it has closed a private placement  of 4,001,000 Units (“Units”) at a price of US $0.70 per unit for gross proceeds of USD$2.8 million (the “Offering”).    Each Unit consists of a common share (“Common Share”) of the Company and one common share purchase warrant (“Warrant”).  Each Warrant entitles the holder thereof to purchase one Common Share at a price of US$ 1.02 (“Exercise Price”) for a period ending 24 months after today.  The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital.  The private placement was conducted in accordance with available exemptions from the United States Securities Act of 1933, as amended.

The Company engaged Paradigm Capital Inc. (the “Agent”) to complete the private placement on a best efforts basis. The Company paid the Agent a cash commission equal to 7% of the gross proceeds of the Offering and further issued an agent’s option entitling the Agent to acquire 320,080 Units at US $0.70 per Unit within 24 months after today’s date.

Pursuant to the terms of the private placement, the Company is obliged to use its best efforts to (i) have the Common Shares listed on the TSX Venture Exchange, and (ii) prepare and file with, and have declared effective by, the U.S. Securities and Exchange Commission a resale registration statement in respect of the Common Shares and the Warrants issued to subscribers as well as those issuable upon exercise of the broker warrants; (the “Liquidity Provisions”), all prior to 4 months after today’s date.  In the event that the Liquidity Provisions are not satisfied within 4 months of today’s date, the Exercise Price of the Warrants shall be reduced to US$ 0.93.  Additionally, if the Company is not listed on the TSX Venture Exchange within 2 months of today’s date, the Company shall: (i) pay to each subscriber under this private placement a cash penalty in the amount of 5% of the aggregate subscription price paid by the subscriber and an additional 1% of the aggregate subscription price for every subsequent calendar month thereafter that the listing is not effected, to a maximum of 3 months; and (ii) reduce the exercise price of the agent’s option by 5% and an additional 1% for every subsequent calendar month thereafter that the listing is not effected,

Dr. Horst Zerbe, the Company’s President and Chief Executive Officer, stated that, “Securing this funding is an important element of our continued efforts to enhance our key strategic development programs. We are confident that this financing will provide the necessary resources for these efforts.”

All securities issued under the offering are subject to resale restrictions under Canadian and US securities laws.  The securities issued under the transaction are subject to resale restrictions in Canada for a period of 4 months after today's date, and in the United States for a period ending on the earlier of 6 months after today’s date and the effectiveness of the registration statement to be filed with the United States SEC.  The Company has undertaken to file a resale registration statement with the United States Securities and Exchange Commission to register all securities issued to subscribers and the agent under the offering.

The complete details of this private placement are set forth in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

ABOUT INTELGENX TECHNOLOGIES CORP.

IntelGenx Technologies Corp. is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. The company uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastro-intestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films.  The company’s research and development pipeline includes products for the treatment of osteoarthritis, pain management, hypertension, and smoking cessation.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievement in the future to differ materially from forecasted results, performance, and achievement. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing securities. None of the foregoing securities have been registered under the United States Securities Act of 1933, as amended, or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under such Act and any applicable state securities laws or an exemption from such registration is available.

CONTACT INFORMATION

IntelGenx Technologies Corp.

Dr. Horst G. Zerbe, President and CEO

T: 514-331-7440 (ext. 201)

F: 514-331-0436

horst@IntelGenx.com

www.intelgenx.com